UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 9, 2014

ARRIS GROUP, INC.

A Delaware Corporation

IRS Employer Identification No. 46-1965727

Commission File Number 000-31254

3871 Lakefield Drive

Suwanee, Georgia 30024

(678) 473-2000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On September 9, 2014, in response to a question received at a previously announced investor conference, management of ARRIS Group Inc. (“ARRIS” or the “Company”) confirmed that the recently announced financial results of one of its suppliers did not impact ARRIS’ assumptions underlying statements previously made by management with respect to the Company’s general business outlook and financial guidance.

ARRIS hereby further reconfirms its previously issued guidance for the third quarter of 2014 of revenues in the range of $1,370 million to $1,410 million, with adjusted net income per diluted share in the range of $0.69 to $0.74 and GAAP net income per diluted share in the range of $0.35 to $0.40. A reconciliation of estimated adjusted net income per diluted share to estimated GAAP net income per diluted share follows:

Q3 2014 Guidance
Estimated GAAP Net Income Per Diluted Share	$0.35 - $0.40
Reconciling Items (After Tax)
Amortization of Intangibles	0.25
Stock Compensation Expense	0.06
Integration Costs	0.03

Subtotal	0.34

Estimated Adjusted (non-GAAP) Net Income Per Diluted Share	$0.69 - $0.74

Forward-looking statements:

Statements made in this Report with respect to growth expectations and business prospects and revenues and net income for the third quarter 2014, and beyond are forward-looking statements. These statements involve risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. Among other things, (i) projected results for the third quarter 2014 as well as the general outlook for 2014 and beyond are based on preliminary estimates, assumptions and projections that management believes to be reasonable at this time, but are beyond management’s control; (ii) ARRIS may encounter difficulties completing the integration of the Motorola Home operations with ours, including difficulties finalizing systems conversions; (iii) ARRIS’ customers operate in a capital intensive consumer based industry, and volatility in the capital markets or changes in customer spending may adversely impact their ability or willingness to purchase the products that the Company offers; (iv) because the market in which ARRIS operates is volatile, actions taken and contemplated may not achieve the desired impact relative to changing market conditions and the success of these strategies will be dependent on the effective implementation of those plans while minimizing organizational disruption; and (v) announced consolidations within our customer base, including the proposed acquisition of Time Warner by Comcast and the proposed acquisition of DIRECTV by AT&T, may have an impact on customer’s spending.

In addition to the factors set forth elsewhere in this Report, other factors that could cause results to differ from current expectations include: the impact of rapidly changing technologies; the impact of competition on product development and pricing; the ability of ARRIS to react to changes in general industry and market conditions including regulatory developments; rights to intellectual property, market trends and the adoption of industry standards. These factors are not intended to be an all-encompassing list of risks and uncertainties that may affect ARRIS’ business. Additional information regarding these and other factors can be found in ARRIS’ reports filed with the Securities and Exchange Commission, including its Form 10-Q for the quarter ended June 30, 2014. In providing forward-looking statements, the Company expressly disclaims any obligation to update publicly or otherwise these statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARRIS Group, Inc.

By:	/s/ David B. Potts
David B. Potts
Executive Vice President and Chief Financial Officer

Dated: September 9, 2014